UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

ANTRIABIO, INC.

(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1450 Infinite Drive

Louisville, CO 80027

 (Address of principal executive offices)

(303) 222-2128

 (Registrant's telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 6, 2017, AntriaBio, Inc. (the “Company” or “we”) entered into a License Agreement (“License Agreement “) with XOMA LLC (“XOMA”) pursuant to which the Company acquired the exclusive rights to develop and commercialize XOMA 358 (now RZ358) for an orphan indication, Congenital Hyperinsulinism. The Company and XOMA also entered into a Common Stock Purchase Agreement (“Purchase Agreement”) in connection with the License Agreement (collectively, the License Agreement and the Purchase Agreement may be hereinafter referred to as the (“Transaction Documents”).

Under the terms of the License Agreement, the Company is responsible for all development, regulatory, manufacturing and commercialization activities associated with RZ358. Pursuant to the Transaction Documents, the Company is required to pay XOMA $6 million and to issue XOMA $12 million of the Company’s common stock based upon the Company’s financing activities in 2018. Under the License Agreement, the Company is also required to make certain clinical, regulatory and annual net sales milestone payments of up to $222 million in the aggregate. The Company is also obliged to pay XOMA royalties ranging from the high single digits to the mid-teens based upon annual net sales of RZ358. Finally, under the terms of the License Agreement, the Company is required to pay XOMA a low single digit royalty on sales of the Company’s other products.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Shares have been determined to be exempt from registration under the Act in reliance on Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering, in which the investor is accredited and has acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 7, 2017, the Company filed a Certificate of Ownership and Merger with the Secretary of State of Delaware to effectuate a merger whereby the Company would merge with its wholly-owned subsidiary, Rezolute, Inc., through a parent/subsidiary merger, with the Company as the surviving corporation. This merger, which will become effective on December 18, 2017 (the “Effective Time”), as pursuant to Section 253 of the General Corporation Law of Delaware. Shareholder approval for this merger was not required under Section 253 of the General Corporation Law of Delaware. Upon the Effective Time of this merger, the Company’s name will change to “Rezolute, Inc.” and the Registrant's Articles of Incorporation will be amended to reflect this name change. In connection with the name change, the company anticipates that its CUSIP number and trading symbol will be changed. Upon issuance of its new CUSIP number and trading symbol, the company will file an additional Current Report on Form 8-K. The Company has also filed an issuer company relation action notification with the Financial Industry Regulatory Authority.

A copy of the Articles of Merger and Agreement and Plan of Merger as filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 7, 2017, we issued the press release attached hereto as Exhibit 99.1 and a shareholder letter attached hereto as Exhibit 99.2.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION
2.1	Certificate of Ownership and Merger
99.1	Press Release of Antriabio, Inc. dated December 6, 2017*
99.2	Shareholder Letter of AntriaBio, Inc. dated December 6, 2017*

* The following exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: December 7, 2017	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer & Chairman of the Board

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1	Certificate of Ownership and Merger
99.1	Press Release of Antriabio, Inc. dated December 6, 2017*
99.2	Shareholder Letter of AntriaBio, Inc. dated December 6, 2017*

* The following exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

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